DISTRIBUTION AGREEMENT

SCHEDULE A

AMENDED AS OF SEPTEMBER 24, 2017

Fund	Effective Date	Initial Period End
NuShares Enhanced Yield U.S. Aggregate Bond ETF	August 2, 2016	August 1, 2018
NuShares Short-Term REIT ETF	December 5, 2016	August 1, 2018
NuShares ESG Large-Cap Growth ETF	December 7, 2016	August 1, 2018
NuShares ESG Large-Cap Value ETF	December 7, 2016	August 1, 2018
NuShares ESG Mid-Cap Growth ETF	December 7, 2016	August 1, 2018
NuShares ESG Mid-Cap Value ETF	December 7, 2016	August 1, 2018
NuShares ESG Small-Cap ETF	December 7, 2016	August 1, 2018
NuShares Enhanced Yield 1-5 Year U.S. Aggregate Bond ETF	March 14, 2017	August 1, 2018
NuShares ESG Emerging Markets Equity ETF	May 16, 2017	August 1, 2018
NuShares ESG International Developed Markets Equity ETF	May 16, 2017	August 1, 2018
NuShares ESG U.S. Aggregate Bond ETF	September 24, 2017	August 1, 2018

[SIGNATURE PAGE FOLLOWS]

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Signed: September 19, 2017

NUSHARES ETF TRUST, a		NUVEEN SECURITIES, LLC, a
Massachusetts business trust		Delaware limited liability company

By:	/s/ Christopher M. Rohrbacher	By:	/s/ Gifford R. Zimmerman
Title:	Vice President and Secretary	Title:	Managing Director

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